PricewaterhouseCoopers

PricewaterhouseCoopers LLP

100 East Broad Street, Suite 2100

Columbus OH 43215

Telephone (614) 225 8700

Facsimile (614) 224 1044

June 17, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by StockCar Stocks Index Fund (the “Fund”) (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Fund’s Form 77K report dated June 17, 2005.  We agree with the statements concerning our Firm in such Form 77K.

Very truly yours,

/s/PricewaterhouseCoopers LLP